Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated May 21, 2007
News Release
Streamline Health Solutions, Inc
COMPANY CONTACT:
Paul W. Bridge, Jr.
Chief Financial Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH SOLUTIONS, INC.
REPORTS FIRST QUARTER 2007 OPERATING RESULTS
Cincinnati, Ohio, May 21, 2007 — Streamline Health Solutions, Inc. (NASDAQ Capital Market: STRM), today announced the operating results for the first quarter ended April 30, 2007.
Revenues for the first quarter of 2007 were $3.78 million, slightly less than the record first quarter revenues of $3.85 million reported in the first quarter of 2006. The operating loss for the first quarter was $447 thousand, compared with an operating loss of $71 thousand in the first quarter of last year. The net loss for the first quarter was $443 thousand, or $0.05 per basic and diluted share, when compared with a net loss of $80 thousand, or $0.01 per basic and diluted share in the first quarter of last year.
J. Brian Patsy, president and chief executive officer, stated, “Revenues were below management’s expectation of record first quarter revenues, due to protracted negotiations on two large system sales. Although these negotiations have taken longer than anticipated, we are confident they will successfully conclude in our second quarter, allowing the company to meet its first half expectations. However, we may not be able to recognize the software licensing revenue component of these transactions because they include provisions for future product deliverables. As a result, we anticipate significant increases in our backlog of software revenues because revenue recognition rules preclude us from recognizing certain software license revenues until the specific deliverables included in these two contracts are delivered.”

Paul W. Bridge, chief financial officer, commented, “The increased operating loss was a result of: 1) slightly lower revenues; 2) the increased cost of system sales in the current quarter because of increased capitalized software amortization and increased cost of third party hardware and software components sold during the period; 3) increased cost of providing professional services as additional personnel were hired to implement the current backlog; and 4) increased research and development expenses for several new workflow solutions under development.”
Mr. Patsy continued, “In prior years, our goal was to maintain annual revenue growth over multiple yearly periods in excess of 20 percent. This year, due to the delay and carryover of 3 large system sales from Q4 of last year, we anticipate greater than 20 percent annual revenue growth when considering deferred revenue recognition as a result of current revenue recognition rules. In light of these revenue recognition rules, we will be reporting our software licensing revenue backlog on a quarterly basis, which we believe will provide investors with an additional indication of our performance. However, because of the large size of our system sales relative to our historical quarterly revenue performance, when gauging our revenue growth, we have urged investors to consider our year-to-year performance, instead of quarter-to-quarter comparisons.”
Mr. Patsy concluded, “We are very confident that our document workflow solutions provide significant value in streamlining critical health care business processes, as demonstrated by a recent article HOSPITALS & IDNS, included in the May 2007 issue of Healthcare Finance News which discusses in some detail the significant ‘payoff in clinical document management’ as a result of using Streamline Health’s suite of solutions. Furthermore, we have been featured in other articles such as Healthcare IT News (February 2007), Healthcare Infomatics (April 2007) and Advance for Health Information Professionals (May 2007). Our focus this year will be to strategically expand and diversify our solution portfolio to fuel future growth in the areas of business process management, portal connectivity and seamless interoperability with numerous clinical, financial and administrative information systems.”
CONFERENCE CALL INFORMATION
The first quarter conference call will be held at 10:00 a.m. Eastern Time, on Tuesday May 22, 2007. The call will feature remarks from J. Brian Patsy, Chief Executive Officer, William A. Geers, Chief Operating Officer and Paul W. Bridge, Jr., Chief Financial Officer.
To access the call via the webcast, go to www.streamlinehealth.net approximately twenty minutes before the call is scheduled to begin. You will need to register as well as download the necessary audio software. The webcast will also be available on the web site for 30 days.
ABOUT STREAMLINE HEALTH®
Streamline Health Solutions, Inc. is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR) and interoperability.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the human resource and supply chain management processes of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention and archiving. For additional information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the expectations and timing of the execution of new licensing agreements and the related timing of the revenue recognition related thereto, the impact that increased expenditures on infrastructure and products could have on operations which may not result in projected increases in revenues, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell Streamline Health products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
TABLES ATTACHED

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended
	April 30,
	2007	2006
Revenues:
Systems sales	$763,124	$1,208,662
Services, maintenance and support	2,129,489	1,828,267
Application-hosting services	886,787	811,494

Total revenues	3,779,400	3,848,423

Operating expenses:
Cost of systems sales	783,307	626,407
Cost of services, maintenance and support	943,588	838,672
Cost of application-hosting services	275,429	280,230
Selling, general and administrative	1,417,334	1,414,878
Product research and development	806,455	759,679

Total operating expenses	4,226,113	3,919,866

Operating ( loss )	(446,713)	(71,443)

Other income (expense):
Interest income	14,090	32,991
Interest (expense)	(10,689)	(41,426)

Net (loss)	$(443,312)	$(79,878)

Basic net (loss) per common share	$(0.05)	$(0.01)

Diluted net (loss) per common share	$(0.05)	$(0.01)

Number of shares used in basic per common share computation	9,211,534	9,168,335

Number of shares used in diluted per common share computation	9,211,534	9,168,335

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

	April 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$749,003	$3,204,398
Accounts receivable, net of allowance for doubtful accounts of $200,000, respectively	2,210,871	1,850,397
Unbilled receivables	1,160,361	2,578,577
Prepaid expenses	657,252	516,990
Deferred tax assets	625,000	601,000

Total current assets	5,402,487	8,751,362

Property and equipment:
Computer equipment	2,265,007	2,196,061
Computer software	928,413	1,056,892
Office furniture, fixtures and equipment	737,524	775,957
Leasehold improvements	572,048	522,863

	4,502,992	4,551,773
Accumulated depreciation and amortization	(2,877,874)	(2,859,860)

	1,625,118	1,691,913

Non-current unbilled receivables	554,888	728,541
Capitalized software development costs, net of accumulated amortization of $5,498,234 and $4,304,066, respectively	3,871,693	2,835,862
Other, including deferred tax assets of $1,250,000 and $1,274,000, respectively	1,289,561	1,312,936

	$12,743,747	$15,320,614

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$531,274	$986,418
Accrued expenses	859,729	1,032,023
Deferred revenues	2,762,717	2,499,873
Current portion of long-term debt	—	1,000,000
Current portion of capitalized leases	92,581	86,425

Total current liabilities	4,246,301	5,604,739

Non-current portion of capitalized leases	32,303	124,884
Non-current lease incentives	203,494	279,454
Long-term debt	—	1,000,000

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value per share, 25,000,000 shares authorized, 9,212,899 and 9,173,708 shares issued, respectively	92,129	91,737
Capital in excess of par value	35,319,159	35,130,256
Accumulated (deficit)	(27,149,639)	(26,910,456)

Total stockholders’ equity	8,261,649	8,311,537

	$12,743,747	$15,320,614

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months ended April 30,
	2007	2006
Operating activities:
Net earnings (Loss)	$(443,312)	$(79,878)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	555,212	463,910
Share-based compensation expense	29,998	22,967
Cash provided by (used for) assets and liabilities:
Accounts, contract and installment receivables	267,514	(42,566)
Other assets	(111,822)	(150,259)
Accounts payable and accrued expenses	(174,615)	(920,796)
Deferred revenues	(930,951)	(117,311)

Net cash (used for) operating activities	(807,976)	(823,933)

Investing activities:
Purchases of property and equipment	(221,393)	(182,175)
Capitalization of software development costs	(499,998)	(399,999)
Other	(19,015)	(20,150)

Net cash (used for) investing activities	(740,406)	(602,324)

Financing activities:
Repayment of long term debt	(1,000,000)	—
Payment of capitalized leases	(22,167)	(20,693)
Exercise of stock options and stock purchase plan	2,938	17,129

Net cash (used for) financing activities	(1,019,229)	(3,564)

Increase (Decrease) in cash	(2,567,611)	(1,429,821)
Cash at beginning of year	3,316,614	4,634,219

Cash at end of year	$749,003	$3,204,398

Supplemental cash flow disclosures:
Interest paid	$7,893	$41,425

Income taxes paid	$4,705	$38,300

At April 30, 2007, Streamline Health has master agreements, purchase orders or royalty reports from remarketing partners for systems and related services which have not been delivered, installed and accepted which, if fully performed, will generate future revenues of $13,909,523 as follows:

Streamline Health Software Licenses	$201,796
Custom Software	297,238
Hardware and Third Party Software	408,233
Professional Services	4,448,609
Application Hosting Services	4,465,106
Recurring Maintenance	4,088,541